OFFICE DEPOT, INC.

                                Offer to Exchange
                     10% Senior Subordinated Notes due 2008
          (which have been registered under the Securities Act of 1933)

                                       for

                     10% Senior Subordinated Notes due 2008
     (of which an aggregate principal amount of $250,000,000 is outstanding)

               Pursuant to the Prospectus dated September __, 2001


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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [Day],
[Date], 2001, UNLESS EXTENDED (THE DATE AND TIME AS IT MAY BE EXTENDED, HEREINAFTER THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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                                                              September __, 2001

To Our Clients:

         Enclosed for your consideration is a prospectus dated September __, 2001 (the "Prospectus") and the related letter of transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") of Office Depot, Inc., a Delaware corporation (the "Company"), to exchange $250,000,000 of its 10% Senior Subordinated Notes due 2008 (the "new notes") for $250,000,000 aggregate principal amount of its outstanding 10% Senior Subordinated Notes due 2008 (the "old notes") upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

         This material is being forwarded to you as the beneficial owner of the old notes carried by us in your account but not registered in your name. A tender of the old notes may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the old notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read the Prospectus and Letter of Transmittal carefully before instructing us to tender your old notes.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the old notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on September __, 2001, unless extended by the Company. Any old notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

         If you wish to have us tender your old notes, please so instruct us by completing, executing and returning to us the enclosed instruction form. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

To Registered Holder:

         The undersigned hereby acknowledge(s) receipt of the prospectus dated September __, 2001 (the "Prospectus") of Office Depot, Inc., a Delaware corporation (the "Company"), and accompanying letter of transmittal (the "Letter of Transmittal") that together constitute the Company's offer (the "Exchange Offer") to exchange $250,000,000 of its 10% Senior Subordinated Notes due 2008 (the "new notes") for $250,000,000 aggregate principal amount of its outstanding 10% Senior Subordinated Notes due 2008 (the "old notes"). Capitalized terms used but not defined have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the old notes held by you for the account of the undersigned.

         The aggregate face amount of the old notes held by you for the account of the undersigned is (fill in amount):


         $                           of 10% Senior Subordinated Notes due 2008.*
          --------------------------

         With respect to the Exchange Offer, the undersigned hereby instructs you (check the appropriate box):


         |_| To TENDER the old notes held by you for the account of the undersigned (insert principal amount of old notes to be tendered (if any)):


         $                           of 10% Senior Subordinated Notes due 2008.
          ---------------------------


         |_| NOT TO TENDER any old notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender old notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any new notes acquired pursuant to the Exchange Offer will be obtained in the ordinary course of business of the person receiving the new notes, whether or not that person is the registered holder, (ii) neither the holder of old notes nor any other person has an arrangement or understanding with any person to participate in the distribution of new notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive new notes for its own account in exchange for old notes, neither the holder nor any other person is engaged in or intends to participate in the distribution of new notes and (iv) neither the holder nor any other person is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act or, if the holder is an affiliate, that holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

* Unless otherwise indicated, signature(s) hereon by beneficial owner(s) shall constitute an instruction to the nominee to tender all old notes of the beneficial owner(s).

                                    SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):
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Address:
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Telephone (with international dialing code):

Taxpayer Identification or Social Security/Employer Identification Number, if applicable:
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Date:
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Account Number with Registered Holder:
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